SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549


                                   FORM 8-K


            CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

                                 June 4, 2001
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                      Avalon Correctional Services, Inc.
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            (Exact name of Registrant as specified in its Charter)


      Nevada                        0-20307                 13-3592263
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(State or other jurisdiction                  (Commiss       (IRS Employer
of incorporation)                                           Identification No.)


                              13401 Railway Drive
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                  (Address of principal executive offices)         (Zip Code)

                                 405-752-8802
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             (Registrant's telephone number, including area code)

INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.   OTHER EVENTS

Avalon Correctional Services, Inc., is issuing a press release to discuss the financial outlook of Avalon Correctional Services, Inc., for fiscal 2001.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

(c)   The following is filed as an Exhibit to this report:

      Exhibit No.       Description of Exhibit

      99.1              Press Release


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


AVALON CORRECTIONAL SERVICES, INC.



s// Donald E. Smith
DONALD E. SMITH
Chairman of the Board and
Chief Executive Officer

Dated: June 4, 2001

                                                                    Exhibit 99.1
Avalon
Correctional Services, Inc.                                         News Release

13401 Railway Drive
Oklahoma City, Oklahoma  73114
Phone 405-752-8802 or 1-800-919-9113
Fax 405-752-8852
Email:  t_smith@avaloncorrections.net
Contact:  Tiffany Smith, Vice President Corporate Communications


                 Avalon  Correctional  Services,  Inc.
               Provides Financial Outlook for Fiscal 2001

OKLAHOMA CITY, Oklahoma, June 4, 2001-Avalon Correctional Services, Inc. (NASDAQ: CITY), a leading owner and operator of community correctional facilities and alternative correctional programs, today provided a financial outlook for the second, third, and fourth quarters of fiscal 2001.

Net revenue for the second quarter ending June 30, 2001 is expected to be approximately $5.96 million compared to $5.4 million for the second quarter of 2000. Net revenue for the third quarter ending September 30, 2001 is expected to be approximately $6.2 million compared to $6.0 million for the third quarter of 2000. Net revenue for the fourth quarter ending December 31, 2001 is expected to be approximately $6.9 million compared to $6.17 million for the fourth quarter of 2000. Net revenue for the twelve months ending December 31, 2001 is expected to be $25.1 million compared to $22.9 million for the twelve months ended December 31, 2000.

Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for the second quarter ending June 30, 2001 is expected to be approximately $1.5 million compared to $1.4 million for the second quarter of 2000. EBITDA for the third quarter ending September 30, 2001 is expected to be approximately $1.59 million compared to $1.57 million for the third quarter of 2000. EBITDA for the fourth quarter ending December 31, 2001 is expected to be approximately $1.69 million compared to $1.58 million for the fourth quarter of 2000. EBITDA for the twelve months ending December 31, 2001 is expected to be $6.25 million compared to $5.9 million for the twelve months ended December 31, 2000.

Income Before Taxes for the second quarter ending June 30, 2001 is expected to be approximately $290,000 compared to $229,000 for the second quarter of 2000. Income Before Taxes for the third quarter ending September 30, 2001 is expected to be approximately $390,000 compared to $255,000 for the third quarter of 2000. Income Before Taxes for the fourth quarter ending December 31, 2001 is expected to be approximately $429,000 compared to $264,000 for the fourth quarter of 2000. Income Before Taxes for the twelve months ending December 31, 2001 is expected to be $1.3 million compared to $963,000 for the twelve months ended December 31, 2000.

"The recent expansion of our management team has resulted in increased utilization of our existing facilities. We continue developing programs for organic growth and expansion of alternative correctional services to enhance existing services while requiring minimal capital expenditures," said Donald E. Smith, Chairman and Chief Executive Officer. "We recently announced the opening of the Riverside Intermediate Sanction Unit, ("Riverside ISU") a new 360 bed facility scheduled to open in the last half of 2001 in Tulsa, Oklahoma. The Riverside ISU will increase the Company's total bed capacity by approximately 20% and have a significant impact on operating results."

Avalon Correctional Services, Inc. is a leading developer and manager of privatized community correctional facilities and alternative correctional programming in the United States. Avalon currently has a total offender capacity of 2,060 beds in Oklahoma, Colorado and Texas, in addition to providing alternative programming for approximately 1,000 offenders. For more information about Avalon contact our web site at www.avaloncorrections.com or call 1-800-919-9113

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995

These statements are based on current expectations. These statements are forward-looking, and actual results may differ materially. Certain statements in this release constitute forward-looking statements or statements which may be deemed or construed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words "forecast," "estimate," "project," "intend," "expect," "should," "would," and similar expressions and all statements which are not historical facts are intended to identify forward-looking statements. These forward-looking statements involve and are subject to known and unknown risks, uncertainties and other factors which could cause the Company's actual results, performance (financial or operating) or achievements to differ from the future results, performance
(financial or operating) or achievements expressed or implied by such forward-looking statements. For a more detailed description of the factors that could cause such a difference, please see Avalon's filings with the Securities and Exchange Commission including its Annual Report on Form 10-K. Avalon undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.